Exhibit 4.8.2

                          FIRST MONTAUK FINANCIAL CORP.
                           (a New Jersey corporation)
                       SECURED CONVERTIBLE PROMISSORY NOTE
                                  (the "Note")


THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAW.

$2,000,000                                                    December 7, 2007

         FOR VALUE RECEIVED, First Montauk Financial Corp., a New Jersey corporation organized under the laws of the State of New Jersey (the "Company"), promises to pay to the order of AEFC FMFK Investment Corp., a Delaware corporation (the "Holder"), the principal sum of Two Million Dollars ($2,000,000), or such lesser principal sum as may be then owed by the Company to the Holder, in legal and lawful money of the United States of America, together with interest from the date hereof on the principal amount from time to time remaining unpaid as provided below. Payment for all amounts due hereunder shall be made at the principal office of the Holder at the address of the Holder set forth in the Purchase Agreement (as hereinafter defined), or such other address as the Holder may hereafter direct in writing.

         The following is a statement of the rights of the Holder of this Note and the conditions to which this Note is subject, and to which the Holder hereof, by the acceptance of this Note, agrees:

1. Initial Funding. By acceptance of this Note, the Holder hereby agrees to lend to the Company on the terms and conditions set forth herein, (i) $1,000,000 on the date hereof and (ii) such additional sums as the Company may request from time to time up to an aggregate outstanding amount hereunder of $2,000,000. On the date hereof, the Holder shall make available to the Company in immediately available funds, the amount of $1,000,000 by depositing such funds in such account designated by Company.

2. Draw Requests. During the period commencing on February 1, 2008 and ending on June 30, 2008, the Company may from time to time borrow additional amounts available under this Note by sending the Holder a written notice (a "Draw Notice") setting forth the amount of funds the Company desires to borrow. The Draw Notice shall state the amount of the requested draw, which shall be in increments of $250,000, and shall set forth the wire transfer instructions necessary to transmit the funds into the account specified by the Company. The Draw Notice shall be accompanied by a certificate of the chief financial officer of the Company certifying to the Holder that, as of the date of the Draw Notice,
(a) the representations and warranties made by the Company in the Note Purchase Agreement dated of even date herewith between the Company and Holder, and attached hereto as Exhibit A (the "Purchase Agreement"), are true and correct in all material respects, (b) no Event of Default, as defined in the Purchase Agreement, has occurred and is continuing or would be caused by such advance, and (c) there is no event or condition which with notice or the lapse of time, or both, would give rise to an Event of Default, as defined in the Purchase Agreement.

3. Funding. Subject to availability under this Note, within ten (10) business days of receiving a Draw Notice, the Holder shall make available to the Company, in immediately available funds, the amount requested in the Draw Notice, by depositing such funds in the account designated by Company. Each date on which Holder deposits funds into an account designated by the Company under this Agreement shall be referred to as a "Funding Date."

4. Principal Repayment/Maturity Date. Unless this Note is prepaid or converted as provided herein, the unpaid principal amount of this Note shall be due and payable in one lump sum on December 31, 2008 (the "Maturity Date").

5. Interest. This Note shall bear simple interest at the per annum rate of ten percent (10%) on the unpaid principal balance of this Note commencing on the date of this Note until paid in full. Accrued and unpaid interest on the Note shall be payable monthly on or before the tenth (10th) day of each month, commencing on the tenth (10th) day of the month following the interest accrual, and on the Maturity Date. All past due principal and interest shall bear interest from maturity until paid at the rate of fifteen percent (15%). Payments received hereunder shall be applied first to accrued and unpaid interest and then to the unpaid principal balance of this Note.

6. Pledge Agreement; Events of Default. All sums due hereunder are secured by that certain Stock Pledge Agreement dated of even date herewith between the Company and Holder, and attached hereto as Exhibit B (the "Pledge Agreement"). If any Event of Default (as defined in the Purchase Agreement) shall occur and be continuing, the Holder shall have the rights and remedies set forth in the Pledge Agreement and the Purchase Agreement, in addition to the Holder's rights of conversion under Section 10 of this Note as to all of the principal and interest then due and owing.

7. FINRA Notice. If at any time this Note is (or will be as a result of a requested draw) convertible in accordance with the provisions of Section 10 hereof into a number of Conversion Shares comprising twenty-five percent (25%) or more of the equity of the Company, as defined pursuant to FINRA Rule 1017(a)(4), the Company shall promptly provide written notice (the "FINRA Notice") to the Holder. After the Holder's receipt of such notice, the Company shall act diligently and reasonably, and the Holder shall cooperate with the Company, to secure the approval of the Financial Industry Regulatory Authority ("FINRA") relating to the Holder's potential ability to acquire in excess of twenty-five percent (25%) as required under Rule 1017 of the rules of the NASD Manual, as adopted by FINRA (the "FINRA Approval"), and any other consents and approvals of FINRA, any self regulatory organization or any governmental authority. The Company shall file all applications necessary and appropriate to obtain FINRA Approval within thirty (30) days after the Holder's receipt of the FINRA Notice.

         In the event that FINRA denies the FINRA Approval, the Company, within ten (10) business days of receipt of the notice of such denial, shall pay down such principal amount owed to the Holder pursuant to this Note as is necessary to cause the number of Conversion Shares available to the Holder upon conversion of all or part of this Note in accordance with the provisions of Section 10 hereof to fall below twenty-five percent (25%) of the equity of the Company (the "FINRA Repayment"). Prepayment penalties payable by the Company because of the FINRA Repayment, if any, are set forth in Section 8 hereof.

8. Prepayment.

8.1 Prepayment Penalty. The Company shall have the right to prepay the outstanding principal and interest owed to the Holder pursuant to this
         Note in full, and not in part, except as provided in Section 8.2 hereof, at any time prior to July 1, 2008 by delivering to the Holder
         (i) payment, by wire transfer of immediately available funds, to an account designated by the Holder in an amount equal to the sum of (A) the entire principal and accrued interest owed by the Company to the Holder as of the date of such prepayment plus (B) the product of (1) the Prepayment Penalty, as determined in accordance with the following table below, multiplied by (2) the Loan Factor (as defined below). In addition, the Company shall deliver to the Holder a warrant to purchase, at a price of $0.35 per share, the number of no par value common stock of the Company (the "Common Stock") equal to the product of (A) the number of shares of Common Stock set forth in the Prepayment Warrant column of the following table below, multiplied by (B) the Loan Factor. Any warrant issued pursuant to this Section 8.1 will be in the form attached hereto as Exhibit C (a "Prepayment Warrant").

------------------------- ------------------------ ----------------------- -------------------------
          From                      To               Prepayment Penalty           Prepayment
                                                                                   Warrants
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
The date hereof           January 31, 2008         $400,000                None
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
February 1, 2008          February 29, 2008        $420,000                400,000
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
March 1, 2008             March 31, 2008           $440,000                800,000
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
April 1, 2008             April 30, 2008           $460,000                1,200,000
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
May 1, 2008               May 31, 2008             $480,000                1,600,000
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
June 1, 2008              June 30, 2008            $500,000                2,000,000
------------------------- ------------------------ ----------------------- -------------------------
------------------------- ------------------------ ----------------------- -------------------------
July 1, 2008              Maturity Date            Not prepayable          Not prepayable without
                                                   without the Holder's    the Holder's consent.
                                                   consent.
------------------------- ------------------------ ----------------------- -------------------------


         For purposes of this Section 8.1, the "Loan Factor" shall be equal to the quotient obtained by dividing the numerator of (A) the total amount of all outstanding principal owed by the Company to the Holder immediately prior to prepayment pursuant to this Section 8.1, by the denominator of (B) 2,000,000. By way of example, if $1,500,000 of outstanding principal were owed by the Company to the Holder immediately prior to prepayment, the Loan Factor would be 0.75 (1,500,000 divided by 2,00,000).

         After June 30, 2008, the Company will not be permitted to prepay the outstanding principal and interest owed to the Holder pursuant to this Note, in whole or in part, without the consent of the Holder, except as set forth in Section 8.2 hereof.

8.2 Prepayment Penalty for FINRA Repayment. No partial prepayments of the outstanding principal balance of this Note will be permitted, except as provided in this Section 8.2. In the event that the Company is required to make the FINRA Repayment to the Holder prior to June 30, 2008, the Company shall deliver to the Holder the prepayment penalties that the Company would have delivered to the Holder, as calculated pursuant to
         Section 8.1 hereof, if the Company had prepaid the outstanding principal and interest owed to the Holder pursuant to this Note in full on the date of the FINRA Repayment. In the event that the Company is required to make the FINRA Repayment to the Holder on or after June 30, 2008, the Company shall deliver to the Holder the prepayment penalties that the Company would have delivered to the Holder, as calculated pursuant to Section 8.1 hereof, if the Company had prepaid the outstanding principal and interest owed to the Holder pursuant to this
         Note in full on June 30, 2008. For purposes of calculating the Loan Factor with respect to a FINRA Repayment, the numerator shall equal the amount of the FINRA Repayment. Notwithstanding the foregoing provisions of this Section 8.2, in the event that FINRA denies the FINRA Approval based solely on the actions or inaction of the Holder, the Holder shall not be entitled to any prepayment penalties associated with the FINRA Repayment.

9. Contingent Warrant. On July 1, 2008, in the event that (i) the Company has not drawn down the entire amount available under this Note and (ii) the Company has not prepaid the outstanding principal and interest owed to the Holder pursuant to this Note in full, the Company shall issue the Holder a warrant to purchase a number of shares of Common Stock, at a price of $0.35 per share, as determined in accordance with the following table:

---------------------------------------- --------------------------------
    Amount Not Drawn by the Company         Number of Warrants to be
                                              Issued to the Holder
---------------------------------------- --------------------------------
---------------------------------------- --------------------------------
$1,000,000                               4,000,000
---------------------------------------- --------------------------------
---------------------------------------- --------------------------------
$750,000                                 3,000,000
---------------------------------------- --------------------------------
---------------------------------------- --------------------------------
$500,000                                 2,000,000
---------------------------------------- --------------------------------
---------------------------------------- --------------------------------
$250,000                                 1,000,000
---------------------------------------- --------------------------------
---------------------------------------- --------------------------------
$0                                       0
---------------------------------------- --------------------------------

         Any warrant issued pursuant to this Section 9 will be in the form attached hereto as Exhibit D (a "Contingent Warrant").

10.      Conversion.

10.1 Voluntary Conversion. Any Holder of this Note has the right, at the Holder's option, exercisable at any time during the period commencing on July 1, 2008 and ending on the Maturity Date, to convert this Note in accordance with the provisions of Section 10.2 hereof, in whole or in part, into fully paid and nonassessable shares of the Common Stock. The number of shares of Common Stock of the Company into which this Note may be converted ("Conversion Shares") shall be determined by dividing the outstanding principal amount elected by the Holder to be converted by the Conversion Price (as defined below) in effect at the time of such conversion. The initial Conversion Price shall be equal to $0.35 per share (the "Conversion Price").

10.2 Conversion Procedure. The Holder may convert this Note as provided herein by delivering to the Company a Notice of Exercise (attached hereto as Exhibit E) to the Company at its principal corporate office. The Company shall, as soon as practicable, thereafter, and at its expense, issue and deliver at such office to the Holder of this Note a certificate or certificates representing the Conversion Shares. The Holder acknowledges that the certificates for the Conversion Shares will be legended, if and as required by applicable state and federal securities laws. Such conversion shall be deemed to have been made immediately prior to the close of business on the date the Company receives the Notice of Exercise, and the person or persons entitled to receive the Conversion Shares shall be treated for all purposes as the record holder or holders of such Conversion Shares as of such date.

10.3 Mechanics and Effect of Conversion. No fractional Conversion Shares shall be issued upon conversion of this Note. In lieu of the Company's issuing any fractional shares to the Holder upon the conversion of this Note, the Company shall pay to the Holder cash in the amount of such fractional amount. Upon full or partial conversion of the Note, the Company shall deliver (i) the certificates referred to in Section 10.2, and (ii) a check payable to the Holder for any fractional amount. Upon full conversion of this Note, the Company shall be forever released from all of its obligation and liabilities under this Note, and upon partial conversion, the amounts due under this Note shall be reduced by the amount of the requested conversion.

11. Adjustments to Conversion Price.

11.1 Special Definitions. For purposes of this Section 11, the following definitions apply:

         (a) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or, pursuant to Section 11.3, deemed to be issued) by the Company after the Note Date, other than shares of Common Stock issued or issuable:

                  (i)    upon conversion of this Note;

                  (ii) upon exercise of any Prepayment Warrant or Contingent Warrant;

                  (iii) upon the exercise of any Anti-Dilution Exempt Securities (as defined and listed in the Purchase Agreement) for shares of Common Stock outstanding as of the Note Date;

                  (iv) for which adjustment of the Conversion Price (defined below) is made pursuant to the Sections 11.6, 11.7 or 11.8 below;

         (b) "Conversion Price" shall mean the Conversion Price, as adjusted.

         (c) "Convertible Securities" shall mean any evidences of indebtedness, shares or other securities convertible into or exchangeable for Common Stock, directly or indirectly.

         (d)     "Note Date" shall mean the date of this Note.

         (e) "Options" shall mean rights, options, or warrants to subscribe for, purchase or otherwise acquire Common Stock or Convertible Securities.

11.2 No Adjustment of Conversion Price. No adjustment in the Conversion Price shall be made in respect of the issuance of Additional Shares of Common Stock unless the consideration per share (determined pursuant to Section 11.5 hereof) for an Additional Share of Common Stock issued or deemed to be issued by the Company is less than the Conversion Price in effect on the date of, and immediately prior to, such issue.

11.3 Deemed Issue of Additional Shares of Common Stock. In the event the Company at any time or from time to time after the Note Date shall issue any Options or Convertible Securities or shall fix a record date for the determination of holders of any class of securities then entitled to receive any such Options or Convertible Securities, then the maximum number of shares (as set forth in the instrument relating thereto without regard to any provisions contained therein designed to protect against dilution) of Common Stock issuable upon the exercise of Options or, in the case of Convertible Securities and Options therefor, the conversion or exchange of such Convertible Securities, shall be deemed to be Additional Shares of Common Stock issued as of the time of such issue or, in case such a record date shall have been fixed, as of the close of business on such record date, provided that in any such case in which Additional Shares of Common Stock are deemed to be issued:

               (a) no further adjustments in the Conversion Price shall be made upon the subsequent issue of such Convertible Securities or shares of Common Stock upon the exercise of such Options or conversion or exchange of such Convertible Securities;

               (b) if such Options or Convertible Securities by their terms provide, with the passage of time or otherwise, for any increase or decrease in the consideration payable to the Company, or decrease or increase in the number of shares of Common Stock issuable, upon the exercise, conversion or exchange thereof, the Conversion Price computed upon the original issue thereof
            (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon any such increase or decrease becoming effective, be recomputed to reflect such increase or decrease insofar as it affects such Options or the rights of conversion or exchange under such Convertible Securities;

               (c) upon the expiration of any such Options or any rights of conversion or exchange under such Convertible Securities which shall not have been exercised, the Conversion Price computed upon the original issue thereof (or upon the occurrence of a record date with respect thereto), and any subsequent adjustments based thereon, shall, upon such expiration, be recomputed as if:

                  (i) in the case of Convertible Securities or Options for Common Stock, the only Additional Shares of Common Stock issued were the shares of Common Stock, if any, actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities; and the consideration received therefor was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration actually received by the Company upon such exercise, or for the issue of all such Convertible Securities which were actually converted or exchanged, plus the additional consideration, if any, actually received by the Company upon such conversion or exchange; and

                  (ii) in the case of Options for Convertible Securities, only the Convertible Securities, if any, actually issued upon the exercise thereof were issued at the time of such Options; and the consideration received by the Company for the Additional Shares of Common Stock deemed to have been then issued was the consideration actually received by the Company for the issue of all such Options, whether or not exercised, plus the consideration deemed to have been received by the Company upon the issue of the Convertible Securities with respect to which such Options were actually exercised;

               (d) no readjustment pursuant to subsections (c)(i) or (c)(ii) above shall have the effect of increasing the Conversion Price to an amount which exceeds the lower of (i) the Conversion
            Price on the original adjustment date immediately prior to such adjustment, or (ii) the Conversion Price that would have resulted from other issuances of Additional Shares of Common
            Stock between the Note Date and such readjustment date immediately prior to such adjustment; and

               (e) in the case of any Options which expire by their terms not more than 30 days after the date of issue thereof, no adjustment of the Conversion Price shall be made until the expiration or exercise of all such Options, whereupon such adjustment shall be made.

11.4 Adjustment of Conversion Price Upon Issuance of Additional Shares of Common Stock. In the event the Company at any time after the Note Date shall issue Additional Shares of Common Stock (including Additional Shares of Common Stock deemed to be issued pursuant to Section 11.3) without consideration or for a consideration per share less than the Conversion Price in effect on the date of and immediately prior to such issuance, then and in such event, the Conversion Price shall be reduced, concurrently with such issuance, to a price (calculated to the nearest cent) equal to the lower of (1) the Conversion Price in effect on the date of and immediately prior to such issuance or (2) ninety percent (90%) of the Weighted Average Dilution Price (the "Recalculated Price"); provided, that (A) if the Weighted Average Dilution Price is less than or equal to $0.28 and greater than or equal to $0.25, the Recalculated Price shall equal $0.25, and (B) if the Weighted Average Dilution Price is less than $0.25, the Recalculated Price shall equal the Weighted Average Dilution Price. As used herein, the "Weighted Average Dilution Price" shall be determined by multiplying the Conversion Price in effect on the date of and immediately prior to such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of Additional Shares of Common Stock so issued would purchase at the Conversion Price in effect immediately prior to such issuance; and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance, plus the number of such Additional Shares of Common Stock so issued. For the purpose of the foregoing calculation of the Weighted Average Dilution Price, the number of shares of Common Stock outstanding immediately prior to such issuance shall be calculated on a fully converted basis, as if all Convertible Securities had been fully converted into shares of Common Stock immediately prior to such issuance; provided that the number of shares of Common Stock deemed issuable upon conversion or exchange of such outstanding Convertible Securities shall not give effect to any adjustments to the conversion or exchange price or conversion or exchange rate of such Convertible Securities resulting from the issuance of Additional Shares of Common Stock that is the subject of this calculation.

11.5 Determination of Consideration. For purposes of this Section 11, the consideration received by the Company for the issue of any Additional Shares of Common Stock shall be computed as follows:

               (a)     Cash and Property. Such consideration shall:

                  (i) insofar as it consists of cash, be computed at the aggregate amount of cash received by the Company excluding amounts paid or payable for accrued interest or accrued dividends;

                  (ii) insofar as it consists of property other than cash, be computed at the fair value thereof at the time of such issue, as determined in good faith by the Company and Holder; and

                  (iii) in the event Additional Shares of Common Stock are issued together with other shares or securities or other assets of the Company for consideration which covers both, be the proportion of such consideration so received, computed as provided in subsections (i) and (ii) above, as determined in good faith by the Company and Holder.

               (b) Options and Convertible Securities. The consideration per share received by the Company for Additional Shares of Common Stock deemed to have been issued pursuant to Section 11.3, relating to Options and Convertible Securities, shall be determined by dividing: (x) the total amount, if any, received or receivable by the Company as consideration for the issuance of such Options or Convertible Securities, plus the minimum aggregate amount of additional consideration (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against dilution) payable to the Company upon the exercise of such Options or the conversion or exchange of such Convertible Securities; or in the case of Options for Convertible Securities, the exercise of such Options for Convertible Securities and the conversion or exchange of such Convertible Securities; by (y) the maximum number of shares of Common Stock (as set forth in the instruments relating thereto, without regard to any provision contained therein designed to protect against the dilution) issuable upon the exercise of such Options or conversion or exchange of such Convertible Securities.

11.6 Adjustments to Conversion Price for Stock Dividends and for Combinations or Subdivisions of Common Stock. In the event that the Company at any time or from time to time after the Note Date (a) shall declare or pay, without consideration, any dividend on the Common Stock payable in Common Stock or in any right to acquire Common Stock for no consideration, (b) shall effect a subdivision of the outstanding shares of Common Stock into a greater number of shares of Common Stock (by stock split, reclassification or otherwise than by payment of a dividend in Common Stock or in any right to acquire Common Stock), or
         (c) in the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, then the Conversion Price in effect immediately prior to such event shall, concurrently with the effectiveness of such event, be proportionately decreased or increased, as appropriate. In the event that the Company shall declare or pay, without consideration, any dividend on the Common Stock payable in any right to acquire Common Stock for no consideration, then the Company shall be deemed to have made a dividend payable in Common Stock in an amount of shares equal to the maximum number of shares issuable upon exercise of such rights to acquire Common Stock.

11.7 Adjustments for Reclassification and Reorganization. If the Common Stock issuable upon conversion of this Note shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares provided for in Section 11.6 or a merger or other reorganization referred to in Section 11.8), the Conversion Price then in effect shall, concurrently with the effectiveness of such reorganization or reclassification, be proportionately adjusted so that (i) the Note shall be convertible into a number of shares of such other class or classes of stock equivalent to the number of shares of Common Stock that would have been subject to receipt by the holders upon conversion of the Note immediately before that change.

11.8 Recapitalizations. If at any time or from time to time there shall be a recapitalization of the Common Stock (other than a subdivision, combination or merger or sale of assets transaction provided for elsewhere in this Section 11) provision shall be made so that the Holder of the Note shall thereafter be entitled to receive upon conversion of the Note the number of shares of stock or other securities or property of the Company or otherwise, to which a holder of Common Stock deliverable upon conversion would have been entitled on such recapitalization. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 11 with respect to the rights of the Holder of the Note after the recapitalization to the end that the provisions of this Section 11 (including adjustment of the Conversion Price then in effect and the number of shares purchasable upon conversion of the Note) shall apply in a manner following such event as nearly equivalent as may be practicable to the manner in which such provisions apply prior to such event.

12. Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the Note issued pursuant hereto, such number of shares of Common Stock as shall from time to time be sufficient to effect the conversion of the Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of the entire outstanding balance of this Note, in addition to such other remedies as shall be available to the holder of this Note, the Company will use its best efforts to take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

13. Assignment. This Note shall be binding upon the Company and its successors, assigns, heirs and representatives, and shall inure to the benefit of the Holder and its permitted successors and assigns.

14. Waivers. Unless otherwise specifically set forth in this Note, the Company and each surety, endorser, guarantor and other person liable upon this Note waives (i) all notices, demands and presentments for payments, and (ii) all notices of non-payment, default, intention to accelerate maturity, acceleration of maturity, protest and dishonor.

15. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the maker and the Holder of this Note. The Company hereby waives any and all defenses it may have to the enforcement by the Holder of this Note.

16. Transfer of this Note or Securities Issuable on Conversion Hereof. Other than a transfer by Purchaser to Fifth Third Bank or Advanced Equities Financial Corp., this Note may not be sold, transferred, assigned or otherwise disposed of by the Holder without the prior written consent of the Company which consent shall not unreasonably be withheld.

17. Notices. Any notice, request or other communication required or permitted hereunder shall be in given in accordance with the Purchase Agreement.

18. No Shareholder Rights. Nothing contained in this Note shall be construed as conferring upon the Holder or any other person the right to vote or to consent or to receive notice as a shareholder in respect of meetings of shareholder for the election of directors of the Company or any other matters or any rights whatsoever as a shareholder of the Company, and no distributions shall be payable or accrued in respect of this Note or the interest represented hereby or the Conversion Shares obtainable hereunder until, and only to the extent that, this Note shall have been converted.

19. Failure or Indulgency Not Waiver. No failure or delay on the part of the Holder hereof in the exercise of any power, right, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right of privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

20. Attorneys' Fees. The Company shall pay all attorneys' fees and other costs incurred by the Holder in enforcing the terms of this Note.

21. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois, excluding that body of law relating to conflict of laws. Any dispute with respect to this Note shall be litigated in the state or federal courts situated in Chicago, Illinois, to which jurisdiction and venue all parties consent.

22. Usury Laws. This Note shall at all times be in strict compliance with applicable usury laws. If at any time any interest contracted for, charged or received under this Note or otherwise in connection with this Note would be usurious under applicable law, then regardless of the provisions of this Note or any action or event (including, without limitation, prepayment of principal hereunder or acceleration of maturity) which may occur with respect to this Note, it is agreed that all sums that would otherwise be usurious shall be immediately credited as a payment of principal hereunder, or if this Note has already been paid, immediately refunded to the Company. All compensation which constitutes interest under applicable law in connection with this Note shall be amortized, prorated, allocated and spread over the full period of time any indebtedness is owing under this Note, to the greatest extent permissible without exceeding the maximum rate of interest allowed by applicable law from time to time during such period.

23. Headings; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.



                            [Signature Page Follows]

         IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Secured Convertible Promissory Note as of the date first written above.

                                         FIRST MONTAUK FINANCIAL CORP.



                                         By:
                                            ------------------------------------

                                         Its:
                                            ------------------------------------

                                    EXHIBIT A


                             NOTE PURCHASE AGREEMENT

                                    EXHIBIT B


                                PLEDGE AGREEMENT

                                    EXHIBIT C


                           FORM OF PREPAYMENT WARRANT

                                    EXHIBIT D


                           FORM OF CONTINGENT WARRANT

                                    EXHIBIT E


                               NOTICE OF EXERCISE


To:      First Montauk Financial Corp. (the "Company")

         1. The Holder hereby elects to convert the Secured Convertible Promissory Note dated December 7, 2007 issued by the Company in favor of the Holder (the "Note") for ___________ shares of Common Stock of the Company (the "Conversion Shares") pursuant to the terms of the Note. Capitalized terms used herein and not otherwise defined shall have the meaning set forth in the Note.

         2. Upon delivery of the Notice of Exercise and surrender of the Note, the Company shall issue to the Holder the Conversion Shares.

         3. The Conversion Shares to be received by the Holder upon exercise of the Note are being acquired for its own account, not as a nominee or agent, and not with a view to resale or distribution of any part thereof, and the Holder has no present intention of selling, granting any participation in, or otherwise distributing the same, except in compliance with applicable federal and state securities laws. The Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to the Conversion Shares. The Holder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Conversion Shares.

         4. The undersigned understands that the Conversion Shares are characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, the Holder represents that it is familiar with Rule 144 of the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         5. The undersigned understands the certificates evidencing the Conversion Shares may bear one or all of the following legends:

                  (a) "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"), OR UNDER ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE BEEN ACQUIRED SOLELY FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. THEY MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES AND BLUE SKY LAW."

                  (b) Any legend required by applicable state law.

         6. Please issue a certificate or certificates representing said Conversion Shares in [the name of the Holder] [insert other name if not the Holder].

                                      AEFC FMFK INVESTMENT CORP.

                                      By:

                                         ---------------------------------------

                                      Its:
                                         ---------------------------------------



                                      Address of the Holder:

                                            AEFC FMFK Investment Corp.
                                            311 S. Wacker Drive
                                            Suite 6100
                                            Chicago, IL 60601
                                            Attn: Erhard Chorle